POWER OF ATTORNEY
Know all by these presents that the undersigned hereby constitutes and appoints each of Timothy D. Yang and Benjamin J. Paul, signing singly, the undersigneds true and lawful attorney-in-fact to:
1 prepare, execute in the undersigneds name and on the undersigneds behalf, and submit to the US Securities and Exchange Commission a power of attorney and a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder;
2 execute for and on behalf of the undersigned, in the undersigned capacity as an officer and/or director of Newfield Exploration Company
Forms 3, 4 and 5 in accordance with Section 16(a) of the Exchange Act, and any other form or reports the undersigned may be required to file in connection with the undersigneds ownership, acquisition, or disposition of securities of the Company;
3 do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5, or other form or report, and timely file such form or report with the SEC and any stock exchange or similar authority; and 4 take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-facts discretion.
The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact or such attorney-in-facts substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigneds responsibilities to comply with Section 16 of the Exchange Act.
This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigneds holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.
 If any appointed attorney-in-fact set
forth in the first paragraph of this Power of Attorney ceases to be employed by the Company, then the appointment of such person as an attorney-in-fact
 hereunder shall automatically cease to be in effect.

IN WITNESS WHEREOF, the undersigned has caused the
Power of Attorney to be executed
as of this 14th day of August, 2017.
/s/ Edgar R. Giesinger
in